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              [LETTERHEAD OF O'MELVENY & MYERS LLP APPEARS HERE]

                                                                     Exhibit 5.1

October 25, 1999

                                                                OUR FILE NUMBER
                                                                     468,790-999
Korn/Ferry International
1800 Century Park East, Suite 900
Los Angeles, California  90067

          Re:  Post-Effective Amendment No. 1 to the Registration Statement on
                                                                            --
               Form S-8 of Korn/Ferry International
               ------------------------------------

Ladies and Gentlemen:

     At your request, we have examined Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be filed by Korn/Ferry International, a Delaware corporation (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 7,000,000 shares of Common Stock, $0.01 par value, of the Company (the "Common Stock"), to be issued pursuant to the Korn/Ferry International Performance Award Plan (the "Plan"), which shares of Common Stock were registered under the Securities Act by Korn/Ferry International, a California corporation, prior to its reincorporation into Delaware. We have examined the proceedings heretofore taken and to be taken in connection with the authorization of the Plan and the Common Stock to be issued pursuant to and in accordance with the Plan.

     Based upon such examination and upon such matters of fact and law as we have deemed relevant, we are of the opinion that the Common Stock has been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with such authorization, the provisions of the Plan and relevant agreements duly authorized by and in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to Post-Effective Amendment No. 1 to the above-referenced Registration Statement.

                                    Respectfully submitted,


                                   /s/ O'Melveny & Myers LLP